UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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THESTREET, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 29, 2016

Dear Fellow Stockholder,

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of TheStreet, Inc. to be held on Thursday, June 9, 2016, at 8:30 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019. At the meeting we will ask you to consider the following proposals:

•	To elect two Class II directors, Larry Kramer and Keith Hall, respective world class leaders in financial media and journalism and finance, technology and advertising;

•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	Advisory vote to approve named executive officer compensation (“Say-on-Pay”).

Stockholders of record as of April 18, 2016 may vote at the Annual Meeting.

TheStreet’s Board of Directors and management team have taken bold and decisive actions to transform your Company into a leading digital financial media company poised for future growth. Over the past several years we’ve launched a number of strategic initiatives, including:

•	Expanding our product portfolio to include a comprehensive suite of data products aimed at driving revenue;

•	Reinvigorating our management team, with strategic new hires across the company’s editorial, business and senior leadership teams;

•	Restructuring our operations to create a more efficient and profitable company; and

•	Providing greater detail to shareholders about our financial performance and engaging in an open and ongoing dialogue about the company’s strategic direction.

Your Board and management team have driven these changes to enhance our business and deliver superior value to all of our stockholders.

As our transformation process continues to gain momentum, we expect 2016 to be a year of further transition. We continue to search for a world class chief executive, and going forward, plan to continue to separate the roles of chairman and CEO into two distinct positions in order to strengthen our corporate governance structure. Larry Kramer, currently Chairman and Interim Chief Executive, will continue to serve as Non-Executive Chairman following the appointment of a new CEO.

We look forward to providing you with an update on the search process and our strategic evolution over the course of 2016.

On behalf of your Board of Directors, we thank you for your continued support of TheStreet.

Sincerely,

Larry S. Kramer

Chairman and Interim President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet, Inc. (the “Company”) will be held on Thursday, June 9, 2016, at 8:30 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019. A proxy card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

(1) the election of two Class II Directors for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2019;

(2) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3) the advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement; and

(4) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 18, 2016 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE. YOU MAY VOTE ON THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

By Order of the Board of Directors,

Eric Lundberg
Secretary of the Company
New York, New York

April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2016

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2015 Annual Report on Form 10-K are available at www.proxyvote.com.

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Table of Contents

(continued)

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PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2016

This Proxy Statement is being first mailed on or about May 2, 2016 to stockholders of TheStreet, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2016 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 9, 2016, commencing at 8:30 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

Only stockholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s stock, along with photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, please bring photo identification with you so we can check your name against our list of record holders. If your shares are held in the name of a bank, broker or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

The close of business on April 18, 2016 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 35,230,812 shares of common stock and 5,500 shares of Series B Preferred Stock. Each share of common stock is entitled to one vote. The common stock and the Company’s Series B Preferred Stock constitute the only outstanding classes of voting securities of the Company. The Series B Preferred Stock votes together with the common stock as a single class, with the Series B Preferred Stock having a number of votes equal to the number of votes that the holder of the Series B Preferred Stock would be entitled to cast had such holder converted its Series B Preferred Stock into common stock on the record date for determining the stockholders of the Company eligible to vote. The holders of the Series B Preferred Stock will be entitled to vote at the Annual Meeting the equivalent of 3,856,942 shares of common stock (representing the aggregate Series B Preferred Stock liquidation preference of $55 million, divided by a conversion price per share of common stock of $14.26).

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Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Stockholder of Record — If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the Annual Meeting.

•	Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, brokerage firm, trustee or other nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee or other nominee on how to vote and are also invited to attend the Annual Meeting. Your bank, brokerage firm, trustee or other nominee is obligated to provide you with voting instructions to follow before the Annual Meeting or a legal proxy if you wish to vote in person at the Annual Meeting. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting instruction form will include that information. If what you receive from your broker or nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your bank, brokerage firm, trustee or other nominee.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

Board’s Voting
Proposals:		Recommendation:
1.	Election of two Class II directors.	“FOR” the nominees to the Board

2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	“FOR”

3.	Advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.	“FOR”

The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting. In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees. For the ratification of BDO USA, LLP as our independent registered public accounting firm and the advisory approval of the compensation of our named executive officers you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly. If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above. Additionally, any of the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

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Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

Quorum

The presence (in person or by proxy) of the holders of a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, brokerage firm, trustee or other nominee that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

Voting Requirements

Under current rules of the New York Stock Exchange to which its members are subject, certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in street name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. The ratification of BDO USA, LLP as our independent registered public accounting firm is a discretionary item. On this matter, your brokerage firm may vote your shares held in street name even if you have not given them specific voting instructions. With respect to the election of directors and the advisory approval of the compensation of the Company’s named executive officers, a broker does not have discretionary authority to vote in the absence of instructions from the beneficial owner. If you do not provide specific voting instructions for such proposals, a broker non-vote will occur. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Vote Required

•     Election of Two Class II Directors — The nominees for election as director at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

•     Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016 — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

•     Advisory Approval of the Compensation of the Company’s Named Executive Officers As Described in the Proxy Statement — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this advisory proposal. An abstention will have the same effect as a vote against this advisory proposal.

Stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Audit Committee of the Board (the “Audit Committee”) is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

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Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by bringing the enclosed proxy card or using the ballot provided at the meeting. If you are the beneficial owner of shares held in street name, advance voting instructions must be submitted to your bank, brokerage firm, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the instructions included on your proxy card or, for shares held in street name, on the voting instruction form included by your bank, brokerage firm, trustee or other nominee. If your shares are held in street name and you wish to vote at the meeting, you will need to contact the bank, brokerage firm, trustee or other nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction form. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 8, 2016, the day before the Annual Meeting.

•     Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the web site that appears on your proxy card or voting instruction form. Have your proxy card or voting instruction form in hand when you access the web site and follow the instructions.

•     Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week. Have your proxy card or voting instruction form in hand when you call.

•     Vote by Mail — You may vote by mail by signing and mailing your proxy card or, for shares held in street name, the voting instructions provided by your bank, brokerage firm, trustee or other nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends.

All shares that have been properly voted and for which the vote has not been revoked will be voted at the Annual Meeting. An inspector of election, provided by Broadridge Financial Solutions, our proxy agent, will attend the Annual Meeting and tabulate the votes.

Changing or Revoking Your Vote

You may change or revoke your proxy instructions at any time prior to the cutoff time for telephone and internet voting if you vote by either of those methods and otherwise prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy (or revoking your proxy), by voting again using the telephone or Internet prior to the cutoff time (your latest telephone or Internet proxy prior to the cutoff time is the one that will be counted) or by voting in person at the Annual Meeting. For shares held in street name, you may change or revoke your vote by following the instructions provided by your broker or other nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

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Householding

SEC rules allow the Company to deliver a single copy of our Proxy Statement and Annual Report on Form 10-K to two or more stockholders of record residing at the same address if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs. Accordingly, your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

Similarly, if you share an address with another stockholder and have received multiple sets of our proxy materials, you may contact us in the manner set forth above to request delivery of a single set of these materials in the future.

If your shares are held in street name, you may have received a householding notice from your bank, brokerage firm, trustee or other nominee. Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one copy of the proxy materials is being sent to them. If proxy materials are mailed, each stockholder will continue to receive a separate voting instruction form. Stockholders wishing to change this election with their bank, brokerage firm, trustee or other nominee may contact their bank, brokerage firm, trustee or other nominee directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the banks, brokerage firms, trustees or other nominees where their shares are held, and their account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.

Lists of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

All costs incurred in the solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone, in person or by other means, without additional compensation. We have engaged Morrow & Co. to assist us in the solicitation of votes for a fee of $7,500 plus expenses for these services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy solicitation materials to the beneficial owners of common stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our Certificate of Incorporation, our Board has been divided into three classes, denominated Class I, Class II and Class III, which are to be as equal in number as practicable. Members of each class hold office for staggered three-year terms.  At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. In addition, one director may be elected by the holders of Series B Preferred Stock on an annual basis, at their discretion, pursuant to the Certificate of Designation for the Series B Preferred Stock and the agreements related to the investment by funds affiliated with Technology Crossover Ventures (“TCV”) in the Company. However, such board member is not a member of a class of directors. TCV has not elected an individual to fill the vacancy as of the date of this proxy statement but may do so in the future.

Our former Chief Executive Officer, Elisabeth DeMarse, who resigned in February 2016, was a Class II director of our Board. In furtherance of the mandate from our Certificate of Incorporation that each class of directors consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board, the Board nominated Larry S. Kramer, currently a Class I director, to stand for election as a Class II director at the Annual Meeting. To facilitate his election as a Class II director at the Annual Meeting, Mr. Kramer has notified the Board of his intention to resign as a Class I director at the conclusion of the Annual Meeting, contingent upon his election as a Class II director at the Annual Meeting. We are currently conducting a search for a new Chief Executive Officer whom we expect will join the Board upon his or her appointment.

The names of our nominees and continuing directors, their ages as of the date of the Annual Meeting, and certain other information about them are set forth below.

Nominees for Director

Keith Hall and Larry S. Kramer each have been nominated for election at the Annual Meeting as Class II directors, to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2019 or until their respective successors have been duly elected and qualified. Each of these nominees is a current member of our Board and has consented to being named in this Proxy Statement as a nominee of the Board and to serve if elected. In case either of these nominees should become unavailable for election to the Board prior to the Annual Meeting for any reason not presently known or contemplated, the proxyholders will have discretionary authority in that instance to vote for a substitute nominee.

Keith Hall. Mr. Hall, 62, has served as a director of the Company since November 2012 and is the chair of our audit committee. Since 2007 Mr. Hall has served as the managing partner of J. C. Hall & Associates, a closely held private investment and advisory firm. He serves as an independent director of and strategic consultant to a number of private companies, chiefly in the technology, finance and media sectors. From 1999 to 2007, Mr. Hall served as Senior Vice President and Chief Financial Officer of LendingTree, Inc., an online lending exchange, leading the company’s initial public offering in 2000 and its subsequent acquisition by InterActive Corporation in 2003. Prior to LendingTree, Mr. Hall served as Senior Vice President and Chief Financial Officer of three other public companies: Broadway & Seymour Inc. (1997 to 1999), Loctite Corporation (1996 to 1997), and Legent Corporation (February to November 1995), all three of which were also acquired. From 1983 to 1995, Mr. Hall served in various financial positions at United Technologies Corporation, including Vice President and Chief Financial Officer of the North American Operations of Carrier Corporation, a division of UTC. Mr. Hall is Chair of the Board of Directors of Tectura, Inc. and serves on the Board of Directors of Gleacher & Company, Inc. In addition, Mr. Hall has served on the Board of Directors of the following companies: WhiteFence, Inc. (2011-2013), MTM Technologies Inc. (2008 to 2012), Polymer Group Inc. (2008 to 2011), CoreLogic, Inc. (2008 to 2010), Electronic Clearinghouse, Inc. (2007-2008) and NewRiver, Inc. (2004 to 2010). Mr. Hall has over 36 years of experience in finance, including accounting control and certification, corporate governance, capital formation, and mergers and acquisitions. The Board believes that Mr. Hall’s extensive experience in the financial, technology, advertising and media industries, as well as his service as a senior executive director of a number of other companies, make him a suitable member of the Board, able to provide valuable insight and advice.

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Larry S. Kramer. Mr. Kramer, 65, has served as the Company’s Chair of the Board since December 2015 and as the Company’s Interim President and Chief Executive Officer since February 2016. He first joined the Company’s Board in October 2015. Mr. Kramer has over 40 years of experience in media and publishing and currently serves on the board of directors of MDC Partners Inc., a marketing and communications network, and Gannett Co., Inc., a media company, and previously served Gannett Co., Inc. as President and Publisher of USA TODAY from May 2012 to June 2015. Prior to joining Gannett, he was a media consultant and adjunct professor of Media Management at the Newhouse School of Communications at Syracuse University. From January 2008 to January 2010, Mr. Kramer was a Senior Advisor of Polaris Venture Partners. From March 2005 until March 2008, he served in a number of positions at CBS, including President of CBS Digital Media. Prior to joining CBS, he was Chair, CEO and Founder of MarketWatch, Inc. from 1995 until its sale to Dow Jones in January 2005. He was Founder, Executive Editor, and President of Data Sport Inc. from 1991-1994 and joined Data Broadcasting Corp. as Vice President in 1994 following its acquisition of Data Sport. Prior to founding Data Sport, he spent more than 20 years in journalism as a reporter and editor, including as Assistant Managing Editor and Metro Editor of the Washington Post and Editor of the San Francisco Examiner. While a journalist, he won several awards for reporting, including the National Press Club Award, and while an editor, his staffs won two Pulitzer Prizes. Mr. Kramer serves on the board of directors of Harvard Business Publishing and the board of trustees of Syracuse University. He was a founding board member and former Chair of The Online Publishers Association and previously served on the public company boards of Discovery Communications, Inc. (2008-2012) and Answers Corp. (2005-2011). The Board believes that Mr. Kramer’s long and extensive record of success in financial media and journalism make him a suitable member of the Board, able to provide valuable insight and advice.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of Keith Hall and Larry S. Kramer as Class II directors.

Information about Continuing Directors

The current Class I directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2018, or until their successors haves been duly elected and qualified, are as follows:

James J. Cramer. Mr. Cramer, 61, is a founder of the Company and has served as a director since May 1998. From June 1996 to December 1998, he served as co-Chair of the Board and from October 2008 to January 2011, served as Chair. He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001, after retiring from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. Mr. Cramer began his journalism career while pursuing his undergraduate studies, and became a “beat” reporter in Tallahassee, Florida covering some of the biggest stories of the day. Currently, Mr. Cramer hosts CNBC programs “Mad Money” and “Squawk on the Street” and appears frequently on various news programs, such as “Meet the Press” and “The Today Show.” The Board believes that Mr. Cramer’s extensive knowledge of financial markets and investing, the Company’s core editorial focus, extensive experience in financial media and journalism, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

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Bowers Espy. Mr. Espy, 65, has served as a director of the Company since January 2016 and has over 25 years of experience in finance. After joining Merrill Lynch in 1983 as a vice president, mortgage finance officer and mortgage securities trader, he served in various roles until being named a Managing Director of Investment Banking and Head of the Financial Institutions Restructuring Group in 1989 and then Co-Head of the Depository Institutions Mergers and Acquisitions Department in 1993. After departing Merrill Lynch in 1995, among other ventures, Mr. Espy served as Senior Vice President and Chief Financial Officer of LinkShare Corporation, a pioneering online affiliate marketing company, from 2000 to 2001, and later served on the Board of Directors of Accredited Home Lenders Holding Co., a mortgage company, from 2004 to 2007. Mr. Espy currently serves on the National Advisory Council of the Johns Hopkins University School of Nursing, a role he has enjoyed for over 13 years. Mr. Espy is also the sole trustee of the charitable grantor trust organized and funded by TheStreet’s founder, James J. Cramer, in connection with TheStreet’s Action Alerts PLUS product as a vehicle for subscribers to track the performance of Mr. Cramer’s Action Alerts PLUS stock recommendations. Mr. Espy is not involved in any investment decisions undertaken by the trust and receives no compensation for serving as trustee. Mr. Espy holds M.A. and B.S. degrees in Economics from the University of Florida. The Board believes that Mr. Espy’s extensive financial business acumen and his long history with Action Alerts Plus, makes him a suitable member of the Board, able to provide valuable insight and advice.

The current Class III directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2017, or until their successors have been duly elected and qualified, are as follows:

Sarah Fay. Ms. Fay, 53, has served as a director of the Company since May 2012 and has more than 20 years of experience in the marketing services industry, with a track record of leveraging technology to deliver groundbreaking new models for advertising and media. Ms. Fay is currently a partner in Boston-based venture capital firm Glasswing Ventures. From April 2008 to May 2009, Ms. Fay served as Chief Executive Officer of Aegis Media North America, a media and digital marketing communications company, where she was also responsible for launching and growing a significant part of that business during her eleven year tenure. Prior to this position, Ms. Fay served as President of Carat US and Isobar US, where she was tasked with the integration of digital and traditional media services. During her tenure at Aegis, she launched the company’s US digital offering, building a full service digital marketing agency and, ultimately, a network of agencies under the Isobar umbrella. She led the charge to acquire and integrate five specialist digital marketing firms: Vizium, Lot 21, Freestyle Interactive, iProspect, and Molecular. Ms. Fay serves on the board of directors of several prominent independent digital marketing and advertising companies, such as Celtra, Inc., Women’s Marketing, Inc., and SocialFlow. In addition, Ms. Fay participates as a board advisor to several startups in the advertising technology space including Adelphic Mobile, clypd, Colspace, Viral Gains, Verve Wireless, Ghostery, Linkable Networks, and associations MITX and the Ad Club of Boston. The Board believes that Ms. Fay’s extensive experience in the media services industry, with particular knowledge of the digital media, marketing, and advertising industries, as well as her service as a director of a number of other companies, makes her a suitable member of the Board, able to provide valuable insight and advice.

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Stephen Zacharias. Mr. Zacharias, 66, has served as a director of the Company since June 2015 and has over 40 years of financial related experience in leadership positions among corporate public and private business. He is currently founder and managing partner of Transact Capital Partners, LLC, a financial advisory firm and owner and registered representative of Transact Capital Securities LLC, a member firm of FINRA and SIPC. Since 2006, Mr. Zacharias has served on the board of directors and as audit committee chair of Invictus Financial Inc. (formerly Stockgroup Media, Inc.). From 1997 to 2003 Mr. Zacharias served as board director for Hoovers, Inc. During the 1990s he served as corporate treasurer of Media General, Inc. and as audit director of a Fortune 1000 company throughout the 1980s. Mr. Zacharias has also served on various private boards, is a former certified public accountant and currently holds a Series 79 certification with FINRA. The Board believes that Mr. Zacharias’ extensive financial background and investment knowledge, makes him a suitable member of the Board, able to provide valuable insight and advice.

Executive Officers

The following sets forth certain information regarding current executive officers of the Company, including their ages as of the date of the Annual Meeting. Information pertaining to Mr. Kramer, who is both the Chair of the Board and the Interim President and Chief Executive Officer of the Company, may be found in the section above entitled “Nominees for Director.”

Eric Lundberg. Mr. Lundberg, 58, joined the Company in January 2016 as the Company’s Chief Financial Officer. Mr. Lundberg previously served as Senior Vice President and Chief Financial Officer of ALM Media, LLC, an integrated media company focused on the legal and commercial real estate sectors, from January 2008 to January 2015. He was also a member of ALM Media’s board of directors. Mr. Lundberg joined ALM Media from Penton Media, Inc., where he served as Executive Vice President and Chief Financial Officer from November 2006 to January 2008. Prior to joining Penton Media, Mr. Lundberg held various financial positions within American Lawyer Media (predecessor to ALM Media, LLC), including Vice President of Finance and Chief Financial Officer, from 1995 to 2006. Mr. Lundberg began his professional career at PriceWaterhouse, a predecessor firm of PricewaterhouseCoopers LLP, a multinational professional services firm.

Michael Crosby. Mr. Crosby, 46, has served as President of The Deal LLC, a leading financial SaaS and media company, since December 2015. Mr. Crosby joined The Deal LLC in 2007 as Managing Director and served in various roles transforming the company from largely print and ad-based to an all-digital relationship capital and media platform used by over 145,000 bankers, lawyers, and private equity professionals for business development and deal generation. The Deal LLC became a subsidiary of the Company in September 2012. Prior to The Deal, Mr. Crosby founded the Hedge Fund group at Thomson Reuters where he managed sales and service for several hundred of the company’s hedge fund clients. Previous work experience includes serving as Vice President of Global Sales at MarketWatch and product director of AT&T Solutions enterprise web-hosting business. He is a native of Canada and holds a bachelor’s degree and Economics and master’s degree in business administration from Dalhousie University. He has a pending patent for discovering business relationships via deal work.

Margaret de Luna. Ms. de Luna, 40, joined the Company in March 2016 as President of TheStreet.com, the Company’s consumer-facing business. Ms. de Luna previously held the position of Vice President of Product at Praetorian Digital, the leading digital media company in the public safety and local government market, from December 2015 to March 2016. Prior to joining Praetorian Digital, Ms. de Luna held various management positions within MarketWatch, including Director of Product Management and Interim General Manager, from September 2004 to August 2015. She also served as a board member of the Software Information & Industry Association’s ABM/CISD division, now known as Connectiv, from February 2015 to July 2015.

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Rachelle Zorn. Ms. Zorn, 46, has served as President of RateWatch since June 2011. RateWatch maintains the nation’s largest historical and real-time database of deposit, loan, and fee information from more than 100,000 financial institutions. Ms. Zorn joined RateWatch in 2001 as Vice President of Sales & Marketing responsible for sales, retention, marketing, and customer service. In 2004 Rachelle assumed responsibility for company-wide operations and, tasked with assessing the business for maximum performance, she increased profit margins by 40%. RateWatch was subsequently sold to TheStreet in 2007 with Rachelle as RateWatch’s Chief Operations Officer. From 2009 – 2014 Rachelle also served as the Vice President of Inside Sales & Customer Service for TheStreet’s consumer-facing, premium services division. Prior to joining RateWatch, Rachelle held various positions in call center, payroll, and health service industries. Rachelle earned a bachelor’s degree in marketing and communications from the University of Wisconsin and resides in Fort Atkinson, Wisconsin.

There are no family relationships between any director or executive officer of the Company.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Restated Certificate of Incorporation, as amended, By-laws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Corporate Governance Guidelines and the Code of Ethics, please visit the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board of Directors and Committees

Board of Directors

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds special meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings.

During fiscal year 2015, the Board held seven meetings and each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director or member of the applicable committee.

Independence of Directors

The Board has determined that four of its current six members are “independent” as that term is described under listing requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”). Under these standards, a director is not independent if the director has certain specified relationships with the Company or any other relationship, which in the opinion of the Board would interfere with the director’s exercise of independent judgment as a director. The independent directors are: Mr. Espy, Ms. Fay, Mr. Hall, and Mr. Zacharias. While Mr. Kramer is serving as the Company’s Interim President and Chief Executive Officer, he is not considered independent under NASDAQ listing requirements.

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Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. In addition to these standing committees, the Board from time to time may establish special committees to which authority may be delegated with respect to particular matters. The functions of the standing committees, their members and the number of meetings held during fiscal year 2015 are described below.

The Audit, Compensation, and Nominating and Corporate Governance Committees are currently composed of the following members:

	Audit	Compensation	Nominating and Corporate Governance
Bowers Espy	✓
Sarah Fay		✓	Chair
Keith Hall	Chair		✓
Stephen Zacharias	✓	Chair

= Audit Committee Financial Expert

Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company including ensuring the integrity of the Company’s financial statements. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Audit Committee currently consists of Mr. Hall, who serves as its chair, Mr. Espy, and Mr. Zacharias (who replaced Mr. Walsh on the Audit Committee during 2015). The members of the Audit Committee are independent under the NASDAQ corporate governance listing standards and satisfy the additional NASDAQ and SEC independence requirements for audit committee members, as well as NASDAQ rules for financial literacy. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC rules. The Audit Committee held five meetings during fiscal year 2015. The Audit Committee operates under a written charter adopted by the Board, available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Compensation Committee. The Compensation Committee makes the final determinations concerning the compensation of the Company’s executive officers, oversees retention planning for the Company’s senior management and other key employees, administers the Company’s incentive and equity based compensation plans and makes recommendations to the Board regarding the compensation of the Company’s directors. The Compensation Committee has the right to delegate certain of its authority, but to date, it has not done so. The Compensation Committee requests the Company’s Chief Executive Officer to make compensation recommendations for the Company’s other senior managers (including the other named executive officers) and receives input from the Chief Executive Officer on his or her evaluations of each senior manager’s performance. The Compensation Committee currently consists of Mr. Zacharias, who became the chair upon Mr. Walsh’s resignation, and Ms. Fay. The members of the Compensation Committee are independent under NASDAQ corporate governance listing standards, “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee held four meetings during fiscal year 2015. The Compensation Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

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Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates, recommends candidates for appointment or election to the Board and advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee currently consists of Ms. Fay, who serves as its chair, and Mr. Hall. The members of the Nominating and Corporate Governance Committee are independent under NASDAQ corporate governance listing standards. The Nominating and Corporate Governance Committee held six meetings during fiscal year 2015. The Nominating and Corporate Governance Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board Leadership and Oversight of Strategy and Risk

Prior to December 2015, the Board combined the role of Chair of the Board with the role of Chief Executive Officer and had a Lead Independent Director position to strengthen the governance structure. Mark Walsh served as our Lead Independent Director through the end of November 2015 when Mr. Walsh stepped down from the Board after more than two years of service to accept a presidential nomination to serve as the head of the Office of Investment and Innovation of the Small Business Administration. In December 2015, to further strengthen the governance structure, the Board separated the role of Chair from the role of Chief Executive Officer and elected Larry S. Kramer as Non-Executive Chair. In February 2016, Elisabeth DeMarse resigned as Chief Executive Officer of the Company and as a member of our Board. In connection with Ms. DeMarse’s resignation, Mr. Kramer was appointed as Interim President and Chief Executive Officer and continues as Chair of our Board, although no longer in a non-executive capacity. The Company has engaged a leading executive search firm to assist in identifying a full-time Chief Executive Officer. Once the Company has appointed a new Chief Executive Officer, we expect Mr. Kramer to resume his role as Non-Executive Chair to ensure robust independent leadership on the Board and in recognition of the high demands of the Chair and Chief Executive Officer roles. The role of the Non-Executive Chair, as designed by the Board, is to organize Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management, and to liaise with the Chief Executive Officer in reviewing the strategic direction for the Company. The Non-Executive Chair is also responsible for maintaining an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; providing the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and ensuring that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his or her responsibilities, the Non-Executive Chair is directed to preserve the distinction between management and Board oversight by (i) ensuring that management develop corporate strategy and risk management practices; and (ii) focusing the Board to review and express its judgments on such developments.

Each of our directors, other than Mr. Kramer while he serves as Interim President and Chief Executive Officer, and Mr. Cramer, are independent and the Board believes that the independent directors provide effective oversight of management.

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The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and other risks which may impact the financial health of the Company, such as information security. The Nominating and Governance Committee (as well as the Audit Committee in the context of related party transactions) manages risks associated with the independence of the members of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board is also integrated into strategic planning, exercises robust oversight and tests and challenges both strategy and implementation. The Board undertook a comprehensive review of the Company’s long term strategy in late 2015 and early 2016 and regularly reviews information regarding the Company’s industry, operations, balance sheet and technology considerations, among other things, as well as the risks associated with each. The Board actively reviews the Company’s long-term plans, with a focus on its implementation and the Company’s progress, and is committed to doing so regularly.

Director Nominations

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Nominating and Corporate Governance Committee may also engage third party search firms to assist it in identifying director candidates.

To have a potential director candidate considered by the Nominating and Corporate Governance Committee, a stockholder of record (“Record Stockholder”) must submit the recommendation in writing and must include the following information: (i) name and address of Record Stockholder submitting the recommendation; (ii) name, age, business and residential address, educational background, current principal occupation and employment for the preceding five full fiscal years of the proposed director candidate; (iii) description of the qualifications and background of the proposed director candidate indicating the particular skills or expertise the candidate would bring to the Board; (iv) consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting; (v) number of shares of the Company’s stock owned by the Record Stockholder submitting the recommendation and the length of time such shares have been held and a representation of share ownership in accordance with the requirements of the Company’s Amended and Restated By-Laws and policies; (vi) description of all relationships, arrangements or understandings between the Record Stockholder and the proposed director candidate; (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director; and (viii) any other information required by the Company’s Amended and Restated By-Laws.

The Company’s Nominating and Corporate Governance Committee will consider candidates recommended for nomination to the Board by Record Stockholders if submitted on a timely basis to the Company’s Secretary. Such submissions must be delivered to or mailed and received at the principal executive offices of the Company as set forth in its By-Laws, which currently require such notice to be provided not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Record Stockholder in order to be timely must be so received not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting.

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In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Nominating and Corporate Governance Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) leadership experience; (iii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iv) commitment to representing the interests of all stockholders of the Company; (v) diversity in skills, experience and background; (vi) ability to devote sufficient time to Board activities, including consideration of service on other public company boards; and (vii) status under all applicable independence requirements. Candidates recommended by stockholders will be considered under the same criteria as candidates recommended by other sources.

The Nominating and Corporate Governance Committee process for evaluating a director candidate may include, without limitation, any or all of the following steps: (i) review publicly available information about the candidate; (ii) request additional information from the candidate (or the submitting stockholder) to review his or her qualifications; (iii) conduct interviews with the candidate; (iv) contact the candidate’s references and/or other sources of firsthand information about the candidate; (v) cause to be assembled information concerning the background and qualification of the candidate, including information concerning the candidate to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person recommending the candidate; (vi) determine if the candidate satisfies minimum qualifications required by the Nominating and Corporate Governance Committee of candidates for election as director; (vii) determine if the candidate possesses any of the specific qualities or skills that under the Nominating and Corporate Governance Committee’s policies must be possessed by one or more members of the Board; (viii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (ix) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Company’s Policy and Procedures for Nomination of Directors is included as Attachment A to the Company’s Corporate Governance Guidelines, which are available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board Effectiveness; Director Assessment; Board Education

It is important that the Board and its committees are performing effectively and in the best interests of the Company and its stockholders. Therefore, our Board of Directors performs an annual self-assessment, led by the Chair of our Nominating and Corporate Governance Committee, to among other things, evaluate the effectiveness of the Board and its committees in fulfilling their respective obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The most recent evaluation was conducted earlier this year and included a review of the effectiveness of the Board and each of its committees as well as review of the current size and composition of the Board.

In addition, the Company provides membership in the National Association of Corporate Directors to all Board members to assist them in remaining current with exemplary board and committee practices and to keep apprised of developments in corporate governance.

Diversity Policy

The Board has not adopted a formal policy with respect to Board diversity. Nevertheless, the Nominating and Corporate Governance Committee and the Board intend to consider, when evaluating potential candidates to join the Board, whether the candidate’s background may add diversity to the Board to potentially enhance the variety of perspectives that may be brought to bear in carrying out the Board’s duties.

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Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors, any committee of the Board, or any individual director, by sending a letter to the Board or the appropriate committee or director c/o the Secretary of the Company at TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

All such correspondence shall be collected, organized and processed by the Secretary of the Company and forwarded to the appropriate director, committee, or full Board depending on the facts and circumstances outlined in the communication received. All matters concerning accounting, internal, controls or other audit matters, will be promptly forwarded to the Chair of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters. Comments or questions regarding the nomination of directors and other corporate governance matters will generally be referred to the Chair of the Nominating and Corporate Governance Committee.

The Board encourages all directors to attend annual meetings of the stockholders of the Company. All five members of the Board serving at the time of the 2015 Annual Meeting attended the meeting.

Corporate Governance Guidelines and Code of Ethics

We have adopted Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, By-laws and charters of the committees of our Board, form the framework for our corporate governance. We have also adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers. Both our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website in the Investor Relations section at http://investor-relations.thestreet.com, under “Corporate Governance.” To the extent mandated by legal requirements, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements.

Related Person Transaction Policy and Procedures

The Company has a written policy pursuant to which the Audit Committee reviews and approves or ratifies any transaction or series of transactions involving more than $20,000 (satisfying NASDAQ rules which only require review of any transaction or series of transactions involving more than $120,000) in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

(1)	the related person’s relationship to the Company and interest in the proposed transaction;

(2)           the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(3)	the benefits to the Company of the proposed transaction;

(4)	the impact on a director’s independence;

(5)	the availability of other sources for comparable products or services;

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(6)           whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

(7)	any other matters the Audit Committee deems appropriate.

In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal. In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended. No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2015, Mr. Walsh, Ms. Fay, and Mr. Zacharias served on our Compensation Committee. Each of them is (or in the case of Mr. Walsh, was, during the time of his service) independent and none of them are employees or former employees of the Company. During fiscal year 2015, none of the Company’s executive officers served on the compensation committee (or equivalent) or the board of directors of another entity, an executive officer of which served on the Company’s Compensation Committee or Board.

Compensation of Directors

Our director compensation policy was amended in December 2015, effective as of January 1, 2016, in connection with the separation of the roles of Chair of the Board and Chief Executive Officer of the Company. Set forth below is a general description of our current director compensation policy which is intended to compensate, incentivize and retain our independent directors.

•   Annual Cash Retainer. Each non-employee director receives an annual cash retainer in the amount of $30,000 for service on the Company’s Board. The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th and December 31st) and prorated as necessary to reflect service commencement or termination during the quarter.

•    Equity Grant for Board Membership. Each non-employee director receives an annual grant of restricted stock units (“RSUs”) awarded under an equity compensation plan approved by the Company’s stockholders. The RSUs are awarded on the first business day of each calendar year and valued at $60,000 for all non-employee directors. The RSU value is calculated based upon the closing price of the Company’s common stock on the date of grant. The RSUs vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service. If a non-employee director is elected after the first business day of a year, the $60,000 grant shall be prorated to reflect the partial year of service, and will vest on the first business day of the following calendar year.

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•    Equity Grant for Board Committee Membership. Each non-employee director who serves on the Company’s Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receives, with respect to each such committee membership, an annual grant of 5,000 stock options. The stock options are awarded on the first business day of each year and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The stock options vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service, and expire on the fifth anniversary of the date of grant; provided, however, that unless extended, the option shall expire 90 days after termination of service. If a non-employee director is appointed to any one or more of the Company’s standing committees after the first business day of a year, the 5,000 grant with respect to each such committee membership shall be prorated to reflect the partial year of service and will vest on the first business day of the following calendar year.

•    Committee Chair Retainers. In addition to the fees set forth above, the chair of each committee receives the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter), to compensate him or her for the additional responsibilities and duties of the position:

Audit – $20,000

Compensation – $15,000; and

Nominating and Corporate Governance – $10,000

•    Non-Executive Chair Retainer. In addition to the fees set forth above, the Non-Executive Chair receives an annual cash retainer of $20,000 (payable quarterly in arrears and prorated for partial service in a quarter) as well as an annual equity grant after the first business day of each year consisting of a restricted stock unit with a value of $40,000, which shall vest on the first business day of the following year, in each case subject to his or her continued service as Non-Executive Chair.

Mr. Kramer currently serves as both Chair of the Board and Interim President and Chief Executive Officer of the Company. For so long as Mr. Kramer serves as Interim President and Chief Executive Officer, in addition to his existing compensation for service on the Board, he will receive additional compensation equal to $35,833 per month of service (pro-rated for any partial month of service) and has received an option to purchase 500,000 shares as described below in the section entitled “Agreements with Current Executive Officers” in recognition of his service as the Interim President and Chief Executive Officer of the Company. Mr. Kramer will not participate in the Company’s benefit programs while serving in this role.

Further, non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings. See the section of this Proxy Statement entitled “Transactions with Related Persons” for a discussion of certain agreements between the Company and James J. Cramer in his capacity as an employee of the Company.

The below table reflects the total compensation our directors earned during fiscal year 2015:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
James J. Cramer (5)	—	—	—	—	—
Elisabeth DeMarse (6)	—	—	—	—	—
Bowers Espy(7)	—	—	—	—	—
Sarah Fay (8)	40,000	60,000	6,213	2,609	108,822
Keith Hall (9)	50,000	60,000	2,071	2,609	114,680
Larry S. Kramer (10)	7,500	14,795	583	216	23,095
Mark Walsh (11)	45,833	60,000	6213	2,609	114,655
Stephen Zacharias(12)	17,898	33,536	905	1,303	53,642

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(1)	The amounts in the “Fees Earned or Paid in Cash” column reflect the aggregate amount of cash received by each non-employee director for service on the Board and Chair of a particular committee.
(2)

The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. On January 2, 2015, each non-employee director, other than Mr. Kramer and Mr. Zacharias, who were not directors at the time, was granted 26,087 RSUs, having a grant date fair value of $2.30 per share. On October 3, 2015, Mr. Kramer received a grant of 8,652 RSUs, having a grant date fair value of $1.71 per share, and on June 11, 2015, Mr. Zacharias received a grant of 17,376 RSUs, having a grant date fair value of $1.93 per share. Each RSU award in the table above includes the grant of dividend equivalents, as applicable, with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column, when applicable. As of December 31, 2015, Ms. Fay, Mr. Hall, and Mr. Walsh each held 26,087 unvested RSUs, Mr. Kramer held 8,652 unvested RSUs and Mr. Zacharias held 17,376 unvested RSUs, all of which vested on January 2, 2016.

(3)

The amounts in the “Option Awards” column reflect the aggregate grant date fair value of the stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2016. On January 2, 2015, each non-employee director serving on one or more of the Company’s Committees was granted 5,000 stock options per each such membership, which vested on January 2, 2016, have an exercise price of $2.30 per share (the closing price of the Company’s common stock on the date of grant) and expire on January 2, 2020. As of December 31, 2015, the following directors held unvested options to purchase the following number of shares of Company common stock, each of which stock options vested January 2, 2016: Mr. Walsh, 15,000 shares; Ms. Fay, 15,000 shares; Mr. Hall, 5,000 shares; Mr. Zacharias, 3,110 shares (comprised of two options, (x) one granted on June 11, 2015 for 2,795 shares with a per share exercise price of $1.93 and an expiration date of June 11, 2020 and (y) one granted on December 9, 2015 for 315 shares with a per share exercise price of $1.63 and an expiration date of December 9, 2020); and Mr. Kramer, 2,466 shares (granted on October 3, 2015 with a per share exercise price of $1.71 and an expiration date of October 3, 2020).

(4)	Amounts in the “All Other Compensation” column for each named executive officer for 2015 include the amounts earned as dividend equivalents with respect to unvested RSUs, which dividend equivalents totaled $2,609 for Ms. Fay, Mr. Hall and Mr. Walsh; $216 for Mr. Kramer and $1,303 for Mr. Zacharias in 2015.
(5)	Mr. Cramer is a director and an employee but not an executive officer of the Company. Compensation for his services as an employee is described in the section of this Proxy Statement entitled “Transactions with Related Persons.” Mr. Cramer did not receive separate consideration for his service as a director.
(6)	Ms. DeMarse’s compensation for her service as the Company’s former Chief Executive Officer is described in the section of this Proxy Statement entitled “Agreements with Former Executives” Ms. DeMarse did not receive separate consideration for her service as a director and Chair of the Board.
(7)	Mr. Espy joined the Board in January 2016, therefore, he did not receive any compensation in 2015.
(8)	Cash compensation includes annual fees of $30,000 for service on the Board and $10,000 for duties associated with chairing the Nominating and Corporate Governance Committee.
(9)	Cash compensation includes an annual fees of $30,000 for service on the Board and $20,000 for duties associated with chairing the Audit Committee.
(10)	Cash compensation includes prorated annual fees of $7,500 for service on the Board. Mr. Kramer joined the Board in October 2015.
(11)	Cash compensation includes prorated annual fees of $27,500 for service on the Board, $4,583 for service as Lead Independent Director and $13,750 for duties associated with chairing the Compensation Committee, in each case prior to Mr. Walsh’s resignation. Mr. Walsh resigned from the Board on November 30, 2015.
(12)	Cash compensation includes prorated annual fees of $16,648 for service on the Board and $1,250 for duties associated with chairing the Compensation Committee. Mr. Zacharias joined the Board in June 2015 and was appointed to serve as chair of the Compensation Committee on December 9, 2015.

Stock Ownership of Directors

Pursuant to the Company’s stock ownership guidelines as approved by the Board, each director is expected to beneficially own shares of the Company’s common stock (excluding shares underlying unexercised stock options) equal to at least $180,000 in value. A director who joins the Company is expected to be in compliance with this guideline by the fourth anniversary of the date of his or her election as a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders. All of our directors are currently in compliance with the ownership guidelines.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of BDO, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time in the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

BDO has audited our consolidated financial statements since it was first appointed in fiscal year 2013. We expect that representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Fees of Independent Registered Public Accountants

The Company’s independent registered public accounting firm was BDO for fiscal years ending December 31, 2015 and 2014. The following table sets forth the aggregate fees billed to the Company by BDO for services rendered with respect to such fiscal years:

	2015	2014
Audit Fees (1)	$475,234	$420,000
Audit-Related Fees (2)	—	117,484
Tax Fees (3)	82,275	48,207
Total Fees	$557,509	$585,691

(1)	In accordance with SEC rules, audit fees are fees that the Company paid to its independent registered public accounting firm for the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audits of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements, including during 2014 audit work performed in connection with the acquisition of Management Diagnostics Limited.
(2)	Audit-related fees for 2014 relate to due diligence services provided in connection with the acquisition of Management Diagnostics Limited.
(3)	Tax fees for 2014 relate to preparation and filing of the Company’s fiscal 2013 taxes returns. Tax fees for 2015 relate to (i) preparation and filing of the Company’s fiscal 2014 tax returns, as well as to fees billed for professional services for tax compliance, tax advice and tax planning and (ii) consultations for a New York State tax audit and a New York City tax examination as well as tax restructuring relating to Management Diagnostics Limited.

The Audit Committee pre-approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

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2015 Audit Committee Report

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. The Company’s management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures desired to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as required.

Generally, at meetings of the Audit Committee held throughout the year, the Audit Committee met with senior members of the Company’s finance department and members of the audit engagement team of the Company’s independent registered public accountant. The Audit Committee also met regularly with the Company’s General Counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Audit Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements, as well as management’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee as required by professional standards. The Audit Committee has also discussed with BDO, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and Rule 2-07 of the Regulation S-X “Communication with Audit Committees, of Regulation S-X. The Audit Committee also has received the written disclosures and the letter from BDO as required by applicable requirements of the PCAOB regarding the firm’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO its independence of BDO.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors
Keith Hall, Chair
Bowers Espy
Stephen Zacharias

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COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Compensation Discussion and Analysis

This section entitled “Compensation Discussion and Analysis” discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2015 were as follows: Elisabeth DeMarse, former President and Chief Executive Officer; John Ferrara, former Chief Financial Officer; Richard Broitman, Interim Chief Financial Officer/Chief Accounting Officer, Erwin Eichmann, former Chief Business Officer; and Vanessa Soman, former General Counsel. No other officer met the definition of a named executive officer for 2015.

As of April 18, 2016, the record date, all named executive officers for 2015, other than Mr. Broitman, were no longer employed by the Company. A discussion of their separation agreements can be found below in the section entitled “Agreements with Former Executives.”

Good Governance and Best Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our philosophy, our short-term and long-term business goals and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2015:

•     Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•     Independent Compensation Committee Advisors. The compensation committee engaged its own compensation consultant, Compensia, Inc. (“Compensia”), to assist with its certain matters related to its 2015 compensation responsibilities. Compensia performed no other consulting or other services for us in 2015.

•     Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy.

•     Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

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•     Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

•     No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits to our named executive officers;

•     “Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid), except, in certain instances, equity awards will fully accelerate if the acquirer does not assume outstanding equity awards in connection with the change-in-control;

•     Minimum Stock Ownership Guidelines. Each of our executive officers, and certain other members of our leadership team as identified by the Compensation Committee, will be required to own shares of Common Stock equal to a certain multiple of his or her annual base salary;

•     Performance-Based Incentives. We use performance-based cash incentives, a portion of which is paid quarterly and a portion of which is paid annually;

•     Multi-Year Vesting Requirements. The equity awards granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

•     No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans available to all employees;

•     Limited Perquisites. Generally, our policy is to provide only limited perquisites or other personal benefits to our named executive officers provided that in extraordinary circumstances, we may consider providing personal benefits if it would result in a direct benefit to the Company;

•     No Tax Reimbursements. We do not provide any tax reimbursement payments to any of our named executive officers (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

•     Pledging Prohibited. Our named executive officers and Board members are prohibited from pledging our common stock as collateral to secure loans and our executive officers and Board members may not purchase put and call options or engage in any other hedging transactions; and

•     Compensation Risk. The Compensation Committee regularly reviews our compensation plans for risk. The Compensation Committee has determined the Company’s compensation programs do not create inappropriate incentives.

Executive Compensation Overview

The Compensation Committee sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of, and awarding long-term incentives under, the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).

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Objectives and Philosophy of Our Executive Compensation Program

In establishing and managing compensation for the executive officers, the Compensation Committee intends to enhance stockholders’ long-term interests through principles and objectives with respect to our compensation and benefits programs for our employees generally, and for our executive officers specifically, that are designed to:

•     motivate executive officers to achieve the highest levels of performance;

•     assist in recruiting and retaining talented employees;

•     align compensation with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•     compete with rapidly growing, respected companies in businesses similar to ours within clear and rational guidelines; and

•     create a compensation environment driven by accountability.

Consistent with the preceding tenets, the Compensation Committee’s philosophy with respect to long-term incentives under the 2007 Plan is to limit initial equity awards to new executive officers to options. The purpose is to ensure that initially the executive officers’ long-term equity incentives are dependent upon the performance of the Company. When awarding long-term equity incentives to existing executive officers, the Compensation Committee will use a mixture of options and restricted stock units reflective of the contributions of the executive officers to the Company’s performance. The use of restricted stock units enables the Compensation Committee to limit dilution while properly incentivizing executive officers and linking compensation to Company performance. In the future, the Compensation Committee expects to continue to provide a meaningful amount of the named executive officers compensation in the form of equity.

Elements of Compensation and Linkage to Objectives

The Compensation Committee believes that the best way to achieve these objectives is to establish compensation for the Company’s executive officers consisting of (i) a base salary; (ii) short-term incentives provided through an annual cash incentive program; (iii) long-term incentives provided through grants of equity; (iv) post-termination benefits; and (v) various other employee benefits. The overall package should be competitive with packages offered by the Company’s peers and other companies in our industry or metropolitan area, as the Company competes with such other companies to attract and retain employees. In establishing the target and payment methodology for the annual cash incentive awards, the Compensation Committee seeks to create incentives that are challenging, but attainable and that the achievement of which will enhance long-term stockholder value. We view each of these components as related but distinct, reviewing them each individually, as well as collectively to ensure that the total compensation paid to our named executive officers meets the objectives of our executive compensation program as detailed above. Not all compensation components are necessarily provided to each named executive officer. The Compensation Committee endeavors to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal parity and consistency between named executive officers with similar levels of responsibility.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. We do not currently have any policies for allocating compensation between short- and long-term compensation or cash and non-cash other than a general desire to emphasize long-term non-cash compensation over short-term cash consideration.

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Determination of Compensation

The determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee’s assessment of the performance of the Company against its financial and strategic goals, the level of responsibility and individual performance of each executive officer, and executive compensation at comparable companies. Historically, at the request of the Compensation Committee, the Company’s Chief Executive Officer previously made compensation recommendations for the Company’s senior managers (including the named executive officers) other than herself. She also discussed with the Compensation Committee her evaluations of each manager’s performance. The Compensation Committee discussed the recommendations with the Chief Executive Officer and amongst its members. Additionally, the Compensation Committee conducted a review of the Chief Executive Officer’s performance with the Company’s Board. The Compensation Committee makes the final decisions on the compensation of all named executive officers.

In connection with determining the compensation structure for the Company’s named executive officers in 2015, the Compensation Committee did not retain a compensation consultant. The Compensation Committee relied on its own experience and a review of publicly available market data from companies that compete for the same types of executive talent as does the Company.

In addition to providing a portion of the executive officers compensation in the form of long-term incentives that are aligned with the stockholders interests, a substantial portion of each executive officer’s total cash compensation (in all cases at least 20% of total cash compensation) was contingent upon the achievement of objective company-based and individual performance goals for fiscal year 2015. The Short-Term Cash Incentives for fiscal year 2015 are described in more detail below.

Base Salary

Base salary is the basic element of direct cash compensation, designed to attract and retain highly qualified executives. Accordingly, in setting base salary, the Compensation Committee intends to be competitive with other publicly-traded companies in our industry of providing Internet-related content services (with the understanding that such comparisons are imperfect). The Committee also considers the level of responsibility of the position and the level of experience of the executive. Additionally, in some circumstances, it is necessary to set compensation at levels that differ from median market levels, due to recruitment or retention considerations, to recognize roles that vary in responsibility from standard market positions, or to reward individual performance. In evaluating base salaries for our executive officers, we seek to be competitive, but remain cost-effective.

The actual base salaries paid to our named executive officers during 2015 are set forth below in the “Summary Compensation Table.”

Performance-Based Bonus Award Targets

The bonus plan is the short-term incentive component of our executive compensation program and is designed to provide a direct method of motivating executives to the achievement of near-term corporate performance goals. This component provides for the payment of cash bonuses based upon achievement of quarterly financial performance measures that are deemed by our Compensation Committee to be critical to our long-term success. In 2015, the Company continued the bonus program as established in mid-2012, in which the former and current executive officers are eligible for annual bonuses, in each case expressed as a percentage of the executive’s base salary (pro-rated in the event employment commences or terminates during a fiscal year), which are paid on a quarterly basis with a portion of each of quarterly bonus held back and paid at the end of the year, as described below.

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For 2015, the Compensation Committee approved the following target bonus percentages: 30% percent of salary for Ms. DeMarse, 40% of salary for Mr. Eichmann, 40 % of salary for Mr. Ferrara, 20% percent of salary for Mr. Broitman, and 20% of salary for Ms. Soman. Each executive’s target bonus was further allocated based on the Company’s performance during each calendar quarter during 2015, as follows: (i) 25% of target annual bonus based on performance for the first calendar quarter of 2015, of which 22.5% was payable on or before April 30, 2015 (the “First Quarter 2015 Bonus”); (ii) 25% of target annual bonus based on performance for the second calendar quarter of 2015, of which 22.5% was payable on or before July 31, 2015 (the “Second Quarter 2015 Bonus”); (iii) 25% of target annual bonus based on performance for the third calendar quarter of 2015, of which 22.5% was payable on or before October 31, 2015 (the “Third Quarter 2015 Bonus”); and (iv) 25% of target annual bonus based on performance for the fourth calendar quarter of 2015, of which 22.5% payable on or before February 29, 2016 (the “Fourth Quarter 2015 Bonus”). The difference between the target and payable portions of the First Quarter 2015 Bonus, the Second Quarter 2015 Bonus, the Third Quarter 2015 Bonus and the Fourth Quarter 2015 Bonus (collectively, the “Quarterly Bonuses”) represents a 10% holdback on each bonus payment. The aggregate amount of the full year holdbacks on bonuses was payable on or before February 29, 2016 (the “Holdback Bonus”).

Each Quarterly Bonus is based 80% upon achievement of a revenue target ($16,428,000 for Q1; $16,916,000 for Q2; $17,085,000 for Q3; and $17,816,000 for Q4) and 20% upon achievement of individual performance targets as determined in the discretion of the Compensation Committee. The bonus amount for a Quarterly Bonus will be the bonus opportunity for the quarter (i.e., 25% of the total annual bonus opportunity) multiplied by the Achievement Percentage for the applicable quarter. The Achievement Percentage is the sum of (x) the MBO Achievement Percentage (i.e., the individual performance metric) and (y) the Revenue Achievement Percentage (i.e., the Company performance metric). The MBO Achievement Percentage is equal to (x) 20% multiplied by (y) the percentage of the MBOs achieved by the executive as determined by the Company. The Revenue Achievement Percentage is (x) 80% multiplied by (y) a percentage of achievement (up to a maximum of 150%) against the revenue target determined as follows: (i) 55% upon 85% achievement of the applicable revenue target plus (ii) 3% for every percentage of achievement above 85% up to 100% (i.e., at 100% achievement, the percentage would be 100%) plus (iii) 0.5% for each 1% above 100% to 103% (i.e., up to an additional 1.5%) plus (iv) 3% for every percentage of achievement above 103% (up to the maximum of 150%). Notwithstanding the forgoing, the Compensation Committee had discretion to pay less than these amounts if in its judgment the bonus should be reduced.

Name	Target Bonus Percentage of Base Salary	Target Bonus Cash Value ($)	Quarterly Bonus Target ($)*
Elizabeth DeMarse	30%	$144,000	$36,000
Erwin Eichmann	40%	$88,000	$22,000
Richard Broitman	20%	$34,200	$8,550
John Ferrara	40%	$88,000	$22,000
Vanessa Soman	20%	$33,000	$8,250

* 25% of the total annual target, but paid 22.5% for the quarter and 2.5% held back.

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Following are the calculation of the performance-based bonuses earned in 2015 under the bonus plan by the named executive officers:

•     The payments for each of the Quarterly Bonuses for Ms. DeMarse were as follows: (i) $32,777 for the First Quarter 2015 Bonus; (ii) $32,590 for the Second Quarter 2015 Bonus; (iii) $30,791 for the Third Quarter 2015 Bonus and (iv) $42,435 for the Fourth Quarter 2015 Bonus (which includes the Holdback Bonus). All bonuses for 2015 were paid to Ms. DeMarse in accordance with standard Company practice prior to her termination of employment.

•     The payments for each of the Quarterly Bonuses for Mr. Eichmann were as follows: (i) $20,031 for the First Quarter 2015 Bonus; (ii) $19,916 for the Second Quarter 2015 Bonus; (iii) $18,817 for the Third Quarter 2015 Bonus and (iv) $25,932 for the Fourth Quarter 2015 Bonus (which includes the Holdback Bonus). Pursuant to the terms of the Separation Agreement and Release of All Claims between Mr. Eichmann and the Company, Mr. Eichmann remained eligible to receive a Fourth Quarter 2015 Bonus, including the Holdback Bonus based on actual performance, with no holdback based on individual performance.

•     The payments for each of the Quarterly Bonuses for Mr. Ferrara were as follows: (i) $20,031 for the First Quarter 2015 Bonus; and (ii) $19,916 for the Second Quarter 2015 Bonus. Additionally, pursuant to a letter agreement related to Mr. Ferrara’s termination of employment, in exchange for a release of claims, the Company paid Mr. Ferrara the bonus he would have received for the Third Quarter 2015 Bonus, as if he had remained employed until the payment date, in an amount equal to $18,817. Mr. Ferrara did not receive a Fourth Quarter 2015 Bonus or a Holdback Bonus due to his termination of employment with the Company.

•     The payments for the Quarterly Bonuses for Mr. Broitman were as follows: (i) $7,785 for the First Quarter 2015 Bonus; (ii) $7,740 for the Second Quarter 2015 Bonus; (iii) $7,313 for the Third Quarter 2015 Bonus and (iv) $10,079 for the Fourth Quarter 2015 Bonus (which includes the Holdback Bonus).

•     The payments for each of the Quarterly Bonuses for Ms. Soman were as follows: (i) $4,423 for the First Quarter 2015 Bonus; (ii) $4,178 for the Second Quarter 2015 Bonus; (iii) $7,056 for the Third Quarter 2015 Bonus and (iv) $9,016 for the Fourth Quarter 2015 Bonus (which includes the Holdback Bonus). Pursuant to the terms of the Separation Agreement and Release of All Claims between Ms. Soman and the Company, Ms. Soman remained eligible to receive a Fourth Quarter 2015 Bonus, including the Holdback Bonus based on actual performance, with no holdback based on individual performance.

Long-Term Equity Incentives

Long-term incentives are provided by equity awards, generally made under the 2007 Plan. The 2007 Plan authorizes the Compensation Committee to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock and RSUs. Long-term equity awards enable our executive officers to maintain an equity interest in the Company, which aligns their financial interests with those of our stockholders. During fiscal year 2015, the Compensation Committee did not grant equity awards to the named executive officers.

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Perquisites and Personal Benefits

Except for negotiated relocations packages in connection with the hiring or promotion of new executive officers as well as eligibility to participate in an executive insured medical reimbursement plan, we generally do not provide our executive officers with any perquisites or personal benefits that are not provided to our employees generally. However, in certain extraordinary situations, we have and will consider reimbursing our executive officers for taxable personal expenses if such expenses were incurred so as to enable the executive officer to perform his or her job function and results in a direct benefit to the Company.

Stock Ownership Guidelines

The Board believes that our executive officers and certain other members of our leadership team should own and hold our Common Stock to further align their interests with the interests of our stockholders and to further promote our commitment to sound corporate governance. Therefore, the Board adopted the minimum stock ownership guidelines described below that is applicable for our executive officers.

Each of our executive officers, and certain other members of our leadership team as identified by our Compensation Committee, is required to own Common Stock equal to one times his or her annual base salary as follows. Each person has until the fifth anniversary of the date that the person is appointed and subject to these guidelines to attain and maintain such ownership levels. The Compensation Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. For purposes of these guidelines, the value of a share shall be measured as of January 1st of each year based on the closing price on the last day of the prior fiscal year.

Impact of Tax Treatment on Compensation

Section 162(m) of the Code limits deductibility of certain compensation paid to certain executive officers to $1 million per officer in any one year. However, performance-based compensation can be excluded from this limitation so long as it meets certain requirements. Cash and equity awards granted under the 2007 Plan may, but need not be, structured so as to qualify as performance-based compensation under Section 162(m). In general, the Company’s short-term cash incentives are intended to qualify as performance-based. Stock options are generally intended to qualify, but RSUs are not.

Agreements with Current Executive Officers

Larry S. Kramer – Interim President and Chief Executive Officer

On February 22, 2016, the Board appointed Larry S. Kramer, the Chairman of the Company’s Board of Directors, as interim President and Chief Executive Officer (“Interim CEO”). On February 24, 2016, the Compensation Committee approved additional compensation for Mr. Kramer related to his service as the Interim CEO, in the amount of $35,833 per month of service as the Interim CEO (pro-rated for any partial month of service). Mr. Kramer will continue to receive his existing compensation for his service on the Board. Further, Mr. Kramer will not participate in the Company’s benefit programs while serving in this role. Effective April 1, 2016, the Compensation Committee granted Mr. Kramer an option to purchase 500,000 shares (the “Kramer Option”) in recognition of his service as the Interim CEO that vests over a period of three years as follows: 1/3rd of the shares underlying the Kramer Option will vest on the one year anniversary of the grant date, and 1/36th of the original shares granted will vest each month thereafter over the succeeding 24 months on the anniversary of the grant date (or the last day of the month, if necessary), subject to Mr. Kramer’s continued service in any capacity with the Company, including, without limitation, his continued service on the Board after he ceases to be the Interim CEO.

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Eric Lundberg – Current Chief Financial Officer

On January 19, 2016, the Company executed an offer letter with Mr. Lundberg that provides that he will serve as the Company’s Chief Financial Officer. Pursuant to the offer letter, Mr. Lundberg will receive a base salary of $275,000 per annum, and is eligible for an annual bonus that has a target payment of 40% of his base salary, subject to the satisfaction of individual and company performance goals or criteria as may be established by the Compensation Committee and the terms and conditions of the Company’s bonus plan, provided that Mr. Lundberg will be paid an annual bonus of $110,000 for calendar year 2016, subject only to his remaining a full-time employee of the Company with no notice of intent to cease such employment through the bonus payment dates.

On January 19, 2016, Mr. Lundberg also received a new-hire option grant of 650,000 shares (the “Lundberg Option”), which was subsequently modified by the Compensation Committee on March 31, 2016, so that it vests over a period of three years as follows: 1/3rd of the shares underlying the Lundberg Option will vest on the one year anniversary of the date Mr. Lundberg commenced employment, and 1/36th of the original shares granted will vest each month thereafter over the succeeding 24 months on the anniversary of the date Mr. Lundberg commenced employment (or the last day of the month, if necessary), subject to Mr. Lundberg’s continued employment with the Company. The Lundberg Option is a nonqualified and non-plan grant intended to constitute an “inducement award” in reliance on Nasdaq Rule 5635(c)(4). The Lundberg Option contains certain vesting acceleration provisions in the event of a termination without cause (as defined in the agreement evidencing the Lundberg Option) or non-assumption of the Lundberg Option in connection with a change in control of the Company.

In addition, on January 19, 2016 the Company entered into a severance agreement with Mr. Lundberg that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement evidencing the Option) and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to twelve months of his base salary (at the annual rate in effect as of the time of termination, but not less than $275,000)); and (ii) Company-paid COBRA premiums for up to twelve months. The agreement evidencing the Option also contains restrictive covenants prohibiting Mr. Lundberg from competing with the Company for a period of six months after his termination date or soliciting its employees, clients or vendors for a period of one year after his termination date. Mr. Lundberg is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Margaret de Luna – President, TheStreet.com

On March 3, 2016, the Company executed an offer letter with Ms. de Luna that provides that she will serve as the President of the Company’s TheStreet.com division commencing on March 31, 2016. Pursuant to the offer letter, Ms. de Luna will receive a base salary of $250,000 per annum, and is eligible for an annual bonus that has a target payment of 40% of her base salary, subject to the satisfaction of individual and company performance goals or criteria as may be established by the Compensation Committee and the terms and conditions of the Company’s bonus plan. In connection with her hiring, the Company also agreed to pay reasonable relocation expenses up to $25,000.

Effective as of March 31, 2016, Ms. de Luna also received a new-hire option grant of 150,000 shares (the “de Luna Option”) that vests over a period of three years as follows: 1/3rd of the shares underlying the de Luna Option will vest on the one year anniversary of the date Ms. de Luna commenced employment, and 1/36th of the original shares granted will vest each month thereafter over the succeeding 24 months on the anniversary of the date Ms. de Luna commenced employment (or the last day of the month, if necessary), subject to Ms. de Luna’s continued employment with the Company. The de Luna Option is a nonqualified and non-plan grant intended to constitute an “inducement award” in reliance on Nasdaq Rule 5635(c)(4). The de Luna Option contains certain vesting acceleration provisions in the event of a termination without cause (as defined in the agreement evidencing the de Luna Option) or non-assumption of the de Luna Option in connection with a change in control of the Company.

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In addition, on March 3, 2016, the Company entered into a severance agreement with Ms. de Luna that provides that in the event her employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement evidencing the de Luna Option) and she executes a release agreement in favor of the Company, then she will be entitled to (i) receive a lump-sum severance payment equal to six months (or, if greater, four weeks per year of service) of her base salary (at the annual rate in effect as of the time of termination, but not less than $250,000)); and (ii) Company-paid COBRA premiums for up to twelve months. The agreement evidencing the Option also contains restrictive covenants prohibiting Ms. de Luna from competing with the Company for a period of six months after her termination date or soliciting its employees, clients or vendors for a period of one year after her termination date. Ms. de Luna is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Rachelle Zorn – President, RateWatch

On August 11, 2010, the Company entered into a severance agreement with Ms. Zorn that provides that in the event her employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement) or Ms. Zorn voluntarily terminates her employment for Good Reason (as defined in the agreement) and she executes a release agreement in favor of the Company, then she will be entitled to receive a lump-sum severance payment equal to four weeks per year of service of her base salary (at the annual rate in effect as of the time of termination) up to a maximum of one year of severance. The agreement contains restrictive covenants prohibiting Ms. Zorn from competing with the Company throughout her employment and afterwards for the length of the Severance Period or soliciting its employees, clients or vendors for a period of six months after her termination date. Ms. Zorn is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Richard Broitman – Chief Accounting Officer

In September 2015, the Company appointed Mr. Broitman as interim Chief Financial Officer in connection with John C. Ferrara’s resignation from his position as Chief Financial Officer of the Company. Mr. Broitman’s status as interim Chief Financial Officer terminated in January 2016 when Eric Lundberg joined the Company as its Chief Financial Officer.

On June 4, 2010, the Company entered into a severance agreement with Mr. Broitman that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement) or Mr. Broitman voluntarily terminates his employment for Good Reason (as defined in the agreement) and he executes a release agreement in favor of the Company, then he will be entitled to receive a lump-sum severance payment equal to four weeks per year of service of his base salary (at the annual rate in effect as of the time of termination) up to a maximum of one year of severance. The agreement contains restrictive covenants prohibiting Mr. Broitman from competing with the Company throughout his employment and afterwards for the length of the Severance Period or soliciting its employees, clients or vendors for a period of six months after his termination date. Mr. Broitman is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

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Provisions Generally Applicable to Current Executive Officers

The executives’ applicable agreements generally define “Cause” to include willful misconduct or gross negligence, willful and material dishonesty or misappropriation of Company funds, properties or other assets, unexcused repeated absence from work, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a felony involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws, or breach of the performance of job duties, which is not cured within 30 days after notice. “Good Reason” generally is given the meaning ascribed to such term in Treasury Regulation Section 1.409A-1(n)(2)(ii).

A “Change of Control” under the 2007 Plan and the above-described severance agreements occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions); (2) the date on which a majority of the members of the Board are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of all or substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

In order to receive severance payments and benefits, generally each executive is required to execute a release of claims and not violate his or her obligations in the applicable agreement to (i) keep information about the Company’s business confidential, (ii) refrain from making disparaging comments about the Company (and its directors, officers and employees) and (iii) for a period following termination (up to a maximum of two years depending on the named executive officer), not solicit or hire anyone who was employed by the Company during the term of the applicable agreement and not solicit any client or vendor of the Company to cease its relationship with the Company. In addition, the applicable RSU and stock option agreements, in certain instances, provide for forfeiture and claw-back in the event the grantee breaches any of the above restrictions or competes with the Company for a period following termination (up to a maximum of two years depending on the named executive officer).

Agreements with Former Executive Officers

Elisabeth DeMarse – Former Chairman, President and Chief Executive Officer

On February 22, 2016, Ms. DeMarse resigned as President and Chief Executive Officer of the Company and as a member of the Board of Directors. In connection with her resignation, Ms. DeMarse and the Company entered into entered into a mutual Separation Agreement and Release of All Claims (the “DeMarse Separation Agreement”). Pursuant to the terms of the DeMarse Separation Agreement, Ms. DeMarse agreed to provide transition services to the Company and the Company has agreed to pay or otherwise provide Ms. DeMarse with (1) amounts earned as an employee through the separation date, (2) an amount equal to $1,104,000, which reflects the amount of the cash payment to which Ms. DeMarse would have been entitled under her existing Amended and Restated Severance Agreement with the Company had she been terminated without cause, (3) continuation of Ms. DeMarse’s medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for 18 months, at the coverage levels in effect immediately prior to the separation date, (4) accelerated vesting of options to purchase 36,470 shares of the Company’s common stock and (5) extension of the post-termination exercise period for all of her unexercised options to February 28, 2018. Ms. DeMarse agreed to release the Company from all claims and liabilities under federal and state laws arising prior to the separation date.

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Erwin Eichmann – Former Chief Business Officer

On December 16, 2015, Mr. Eichmann resigned from the Company. Pursuant to his resignation, Mr. Eichmann and the Company entered into a mutual Separation and Release Agreement, (the “Eichmann Separation Agreement”) setting forth the terms and conditions of Mr. Eichmann’s transition services and departure from the Company. In accordance with the Eichmann Separation Agreement, the Company agreed to provide Mr. Eichmann his regular employee base salary and benefits through year end; pay Mr. Eichmann $18,333 per month, payable in arrears, for the first quarter 2016 for transition services. In addition, all equity awards previously issued to Mr. Eichmann that currently are unvested and unexercisable shall become vested and exercisable as of the date his transition services terminate.

The Eichmann Separation Agreement further provides that Mr. Eichmann will receive an amount equal to the quarterly bonus he would have received for the fourth quarter of calendar year 2015, as well as the annual holdback amount that is paid as an annual bonus, in each case based on actual performance, at the time bonuses are paid to other executives of the Company. As provided in the Eichmann Separation Agreement, Mr. Eichmann received the benefits set forth in his existing severance agreement with the Company, subject to the terms of such severance agreement, in exchange for his general release of claims in favor of the Company, which includes: (1) amounts earned as an employee through the separation date, (2) cash severance in the amount of $110,000 paid in installments over a 6 month period, and (3) continuation of his medical coverage pursuant to COBRA for the earlier period of 12 months or the date upon which he and/or his eligible dependents become covered under similar plans, at the coverage levels in effect immediately prior to the separation date.

John C. Ferrara – Former Chief Financial Officer

On September 30, 2015 Mr. Ferrara resigned from the Company to pursue other business opportunities, effective October 15, 2015. And on November 2, 2015, the Company entered into a mutual Separation and Release Agreement, (the “Ferrara Separation Agreement”) with Mr. Ferrara, whereby the Company agreed to pay Mr. Ferrara the quarterly cash incentive bonus he would have received for the third quarter of fiscal year 2015 had he remained employed until the date such quarterly bonuses are paid to employees in exchange for Mr. Ferrara providing the Company with a general release of claims.

Vanessa J. Soman – Former General Counsel and Corporate Secretary

On September 22, 2015 Ms. Soman and the Company entered into a Separation Agreement and General Release (the “Soman Separation Agreement”) setting forth the terms and conditions of Ms. Soman’s departure from the Company. The Soman Separation Agreement contemplates that Ms. Soman will continue as an employee of the Company until on or about December 31, 2015, and will carry out all duties and responsibilities of her position with the Company as General Counsel and Secretary. Ms. Soman received her current base salary and benefits during such period, including the third and fourth quarterly incentive cash bonus, as well as the annual holdback amount that is paid as an annual bonus, at the time bonuses were paid to other executives of the Company. Upon Ms. Soman’s departure she received the benefits set forth in her existing severance agreement with the Company, subject to the terms of such agreement, in exchange for her general release of claims in favor of the Company, which includes: (1) amounts earned as an employee through the separation date, (2) cash severance in the amount of $82,500 paid in installments over a 6 month period, and (3) continuation of her medical coverage pursuant to COBRA for the earlier of a period of 12 months or the date upon which she and/or her eligible dependents become covered under similar plans, at the coverage levels in effect immediately prior to the separation date.

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2015 Compensation Committee Report

In accordance with the SEC’s disclosure requirements for executive compensation, the Compensation Committee has reviewed and discussed with the Company’s management the preceding Compensation Discussion and Analysis. Based on this review and discussion with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors
Stephen Zacharias, Chairman
Sarah Fay

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Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2015, 2014 and 2013. No other officer met the definition of a named executive officer for 2015. All of the Company's named executive officers for fiscal year 2015 listed below are no longer employed by the Company (in the case of Ms. DeMarse, Mr. Ferrara, Mr. Eichmann and Ms. Soman) or are no longer serving as an executive officer of the Company for fiscal year 2016 (in the case of Mr. Broitman).  See “Executive Officers” above for additional information regarding our current executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Elisabeth DeMarse
Former President and Chief Executive Officer	2015	480,000	—	—	—	138,593	—	40,988	659,581
	2014	480,000	46,000	—	—	147,233	—	38,920	712,153
	2013	400,000	150,000	—	—	—	—	22,536	572,536

Richard Broitman Interim Chief Financial Officer/ Chief Accounting Officer	2015	171,000	30,505	—	—	32,917	—	16,755	251,177

John Ferrara (6) Former Chief Financial Officer	2015	174,167	—	—	—	58,763	—	37,690	270,620
	2014	220,000	49,300	—	—	89,975	—	38,920	398,195
	2013	186,705	15,500	—	190,833	79,354	—	22,860	495,252

Erwin Eichmann Former Chief Business Officer	2015	220,000	7,000	—	—	84,696	—	41,952	353,648
	2014	220,000	64,300	—	—	67,482	—	40,509	392,291
	2013	220,000	9,350	42,500	81,428	69,575	—	25,008	447,861

Vanessa Soman Former General Counsel	2015	158,758	—	—	—	24,673	—	17,209	200,640
	2014	165,000	48,475	—	—	33,741	—	19,315	266,531
	2013	64,404	—	—	6,710	14,087	—	4,156	89,357

________________

(1)	The amounts in the “Bonus” column for each of Ms. DeMarse, Mr. Ferrara, and Mr. Eichmann for fiscal year 2013 reflect one-time discretionary bonus awards for their performance during fiscal year 2013, but paid in fiscal year 2014. The amount in the “Bonus” column for Mr. Ferrara for fiscal year 2013 also reflects a one-time sign-on bonus awarded in connection with his hiring in 2013 of $10,000. The amounts in the “Bonus” column for each of Ms. DeMarse, Mr. Ferrara, Mr. Eichmann, and Ms. Soman for fiscal year 2014 reflect the sum of (x) a one-time discretionary bonus awards for their performance in connection with the acquisition of Management Diagnostics Limited during fiscal year 2014, but paid in fiscal year 2015 of $46,000 each and (y) discretionary spot bonuses for superior performance as follows: (i) a single bonus of $3,300 for Mr. Ferrara; (ii) two separate bonuses of $15,000 and $3,300, respectively, for Mr. Eichmann; and (iii) a single bonus of $2,475 for Ms. Soman. The amount in the “Bonus” column for fiscal year 2015 reflects (x) for Mr. Broitman, the sum of two separate bonuses: (i) a $505 bonus for superior performance and (ii) a one-time bonus awarded of $30,000 for his agreement to act as the Interim CFO of the Company; and (y) for Mr. Eichmann, a one-time discretionary spot bonus for superior performance in the amount of $7,000.

(2)	The amounts in the “Stock Awards” columns reflect the aggregate grant date fair value of RSU awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column.

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(3)	The amounts in the “Option Awards” columns reflect the aggregate grant date fair value of stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2016.

(4)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the short-term cash incentive earned in the indicated year, as described above.

(5)	Amounts in the “All Other Compensation” column for each named executive officer for 2015 include the following: (i) the Company’s matching contribution of contributions made by the employee to the Company’s 401(k) Plan ($21,200 for each of Ms. DeMarse, Mr. Ferrara and Mr. Eichmann; $16,683 for Mr. Broitman and $10,729 for Ms. Soman); (ii) amounts paid by the Company with respect to group life insurance ($72 for Ms. DeMarse, Mr. Eichmann, Mr. Broitman and Ms. Soman and $60 for Mr. Ferrara); (iii) executive health medical reimbursement plan ($19,716 for each of Ms. DeMarse and Mr. Eichmann; $16,430 for Mr. Ferrara and $6,408 for Ms. Soman); and (iv) amounts earned as dividend equivalents with respect to unvested RSUs, which dividend equivalents totaled $964 for Mr. Eichmann in 2015.

(6)	On September 29, 2015, Mr. Ferrara resigned from the Company, effective October 15, 2015. The amount in the “Salary” column for Mr. Ferrara for 2015 reflects partial year compensation at $220,000 paid through his termination date of October 15, 2015. In February 2013, Mr. Ferrara was hired as Chief Financial Officer. The amount in the “Salary” column for Mr. Ferrara for 2013 reflects partial year compensation at $220,000 effective February 2013.

Grants of Plan-Based Awards in Fiscal Year 2015

The following table shows for the fiscal year ended December 31, 2015, certain information regarding grants of plan-based awards to the former named executive officers:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
	Target		Maximum
Name	($)		($)

Elisabeth DeMarse	$144,000	(1)	$201,600	(2)

John Ferrara	$88,000	(1)	$123,200	(2)

Erwin Eichmann	$88,000	(1)	$123,200	(2)

Vanessa Soman	$33,000	(1)	$46,200	(2)

Richard Broitman	$34,200	(1)	$47,880	(2)

_______________

(1)	These amounts represent possible payouts pursuant to the short-term incentive plan. Each of Ms. DeMarse’s, Mr. Ferrara’s, Mr. Eichmann’s, Ms. Soman’s and Mr. Broitman’s 2015 performance-based target bonus amount (as a percentage of annual base salary) was 30%, 40%, 40%, 20% and 20%, respectively. For a more detailed discussion of these 2015 performance-based target bonus amounts, see the section above titled “Performance-Based Bonus Award Targets.”

(2)	These amounts represent the maximum possible payout pursuant to the short-term incentive plan. The maximum payout is 140% of target, determined based on the sum of (x) maximum MBO Achievement Percentage of 20% (20% of the bonus opportunity multiplied by 100% maximum achievement percentage) plus (y) maximum Revenue Achievement Percentage of 120% (80% of the bonus opportunity multiplied by 150% maximum achievement percentage).

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Outstanding Equity Awards at 2015 Fiscal Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)
Elisabeth DeMarse	3/07/2012	1,640,614	109,386	—	1.80	3/07/2019	—	—

John Ferrara (5)	2/25/2013	209,895	—	—	1.86	1/14/2016	—	—

Erwin Eichmann (6)	9/13/2013	70,312	54,688	—	2.15	9/13/2018	—	—
	2/01/2013	—	—	—	—	—	7,292	10,938
	8/17/2012	125,000	25,000	—	1.41	8/17/2017	—	—

Vanessa Soman (7)	8/12/2013	5,833	—	—	2.23	3/31/2016	—	—

Richard Broitman	3/30/2012	468	32	—	2.21	3/30/2017	—	—

(1)	Twenty-five percent of the stock option awards granted to each of the executive officers vested to Ms. DeMarse on March 7, 2013, to Mr. Ferrara on February 25, 2014, to Mr. Eichmann on August 17, 2013 and September 13, 2014, respectively, to Ms. Soman on August 12, 2014 and to Mr. Broitman on March 30, 2013. The balance of the stock option awards vest in approximately equal monthly increments over the following thirty-six months, provided their continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.”
(2)	The exercise price per share of the stock options reflects the closing price per share of the Company’s common stock on the date of grant.
(3)	At 2015 fiscal year end, Mr. Eichmann was the only named executive officer to have unvested RSUs. Mr. Eichmann’s RSUs vested twenty-five percent on February 1, 2014. The balance of the RSUs vest in approximately equal monthly increments over the following thirty-six months subject to his continued service through each vesting date.
(4)	Dollar values reflect the closing price of the Company’s common stock on December 31, 2015, which was $1.50 per share.
(5)	Mr. Ferrara’s equity grants ceased vesting as of October 15, 2015. Pursuant to his agreement, he has until January 14, 2016 (90 days) in which to exercise any vested unexercised options.
(6)	Pursuant to Mr. Eichmann’s separation release, all unvested options and RSUs will accelerate on or before March 31, 2016. At that time, Mr. Eichmann will have until June 30, 2016 (90 days) to exercise any vested unexercised option as of March 31, 2016.
(7)	Ms. Soman’s equity grants ceased vesting as of December 31, 2015. Pursuant to her Stock agreement, she has until March 31, 2016 (90 days) in which to exercise any vested unexercised option.

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Option Exercises and Stock Vested in 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Elisabeth DeMarse	—	—	—	—
Erwin Eichmann	—	—	6,250	11,489
John Ferrara	—	—	—	—
Vanessa Soman	—	—	—	—
Richard Broitman	—	—	1,334	3,027

______________

(1)	The value realized is calculated by multiplying the number of vested shares or units by the closing price of our common stock on NASDAQ on each applicable vesting date. If there are multiple vesting dates during the year, the amounts for the multiple vesting dates are aggregated together.

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been payable to Ms. DeMarse, the only named executive officer still employed by us on December 31, 2015, upon termination of employment under various circumstances or upon a change of control, in each case assuming such event took place on December 31, 2015 (and assuming that at such time, there was no accrued but unpaid salary, bonus or vacation with respect to the respective officer and disregarding amounts payable under the Company’s 401(k) plan). A detailed discussion of each NEO’s agreement, including the amounts actually paid as severance to the NEOs that terminated employment prior to December 31, 2015, can be found above in the section entitled “Agreements with Executive Officers.”

Scenario	Description
Without Cause (no CIC)	Termination by the Company without Cause not in connection with a change in control

Without Cause (CIC)	Means termination by the Company without Cause either prior to, but in connection with, the change in control or following a change in control if options are assumed in connection with the change in control.

Death or Disability	Termination upon death or disability

For Cause/other than Good Reason	Termination by the Company for cause/resignation by the executive other than for Good Reason

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Elisabeth DeMarse – Chief Executive Officer

Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)(1)	Value of Accelerated Equity Awards ($)(2)	Excise Tax Gross-Up ($)	Total ($)
Without Cause (no CIC)	1,104,000	—	36,000	—	—	1,140,000
Without Cause (CIC)	1,104,000	—	36,000	—		1,140,000
Death or Disability or For Cause/other than Good Reason	—	—	—	—	—	—

______________

(1)	Eighteen months of premium continuation based on an assumed monthly COBRA premium of $2,000.
(2)	Represents the value of unvested equity awards based on the closing market price of our common stock of $1.50 per share on December 31, 2015, that would vest on an accelerated basis upon the occurrence of certain events. This value is zero because as of December 31, 2015, all of Ms. DeMarse’s options were underwater.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

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TRANSACTIONS WITH RELATED PERSONS

Employment Agreement with James J. Cramer

We have entered into an employment agreement with James J. Cramer, our founder, director and a significant contributor to our business, which expires on December 31, 2017. Consistent with its desire to provide market-appropriate compensation with respect to all service providers of the Company, in 2013 the Compensation Committee engaged Fredric W. Cook & Co., Inc. as its independent compensation consultant to advise the Compensation Committee regarding the negotiation and establishment of the compensation terms for his employment agreement which was renewed in November 2013. The agreement provides that Mr. Cramer will, among other things, author articles for the Company’s websites and paid publications including the Company’s Action Alerts PLUS service and provide reasonable promotional and other services, subject to certain terms and conditions. In addition, the agreement grants the Company a right to use Mr. Cramer’s name and likeness to promote the Company’s goods and services, subject to certain approval rights, at a licensing fee of $300,000 per year, which was paid as a lump sum on January 1, 2014 and 2015 and will be payable in four quarterly installments on January 1, April 1, July 1 and October 1 for calendar years 2016 and 2017. Pursuant to the agreement, Mr. Cramer will not receive a salary or bonus, but he will receive a royalty equal to 10% of Total Net Revenues (as defined in the agreement), which increased to 14% of Total Net Revenues effective January 1, 2014. Mr. Cramer’s royalty payment is guaranteed to be at least $2,500,000 per year, and to satisfy the guarantee, the Company pays Mr. Cramer a monthly draw of $208,333.33. In 2015, Mr. Cramer received an aggregate of $3,050,000 in compensation pursuant to the agreement, which includes the licensing fee for use of his name and likeness, the royalty payment and reimbursement for certain expenses as provided for in the agreement. In connection with the renewal of his employment agreement in 2013, the Company granted Mr. Cramer two awards of RSUs for an aggregate cash value of $3,000,000 as follows: 1,000,000 restricted stock units on December 2, 2013 and 363,229 RSUs on January 2, 2014. Both awards of restricted stock units vest as to twenty-five percent per year on each of December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, subject to his continued service through each vesting date.

Mr. Cramer has agreed that he will not render services in connection with, endorse or promote, in any media, any financial products or services, or engage in certain other activities; provided that, subject to certain restrictions, he may appear on cable and/or broadcast television network programs in a manner consistent with his current practice, permit the distribution via the Internet of his appearances in such television programs solely in their original long form format and author books. In the event Mr. Cramer’s employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the agreement), then subject to the above proviso, Mr. Cramer shall not, author articles or columns for any digital financial publication that competes directly with the Company for a period of 18 months following his termination of employment, without receiving the Company’s consent which shall not be unreasonably withheld. In addition, until 18 months after the termination of his employment, Mr. Cramer will not solicit for employment any person who was employed by the Company during the six months prior to such termination. The agreement does not provide for any cash payment to be made to Mr. Cramer upon the occurrence of a change of control, and limits Mr. Cramer’s ability to terminate the agreement in the event of a Change of Control (as defined in the 2007 Plan) or sale of the Action Alerts PLUS subscription service to circumstances in which Mr. Cramer reasonably believes that the ongoing association of his name, likeness or content with the acquirer would materially damage his brand, reputation or relationship with the broadcast or cable television network then producing and/or televising “Mad Money” or any successor show. If certain payments to Mr. Cramer are determined to be a “parachute payment” as defined in Section 280G of the Code (a “Parachute Payment”) and also to be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then Mr. Cramer will be entitled to an additional payment (a “gross-up payment”) in an amount such that the net amount of the gross-up payment retained by Mr. Cramer, after payment of certain income and employment taxes and Excise Taxes on the gross-up payment, will be equal to the Excise Tax imposed on the Parachute Payment; provided however that if the Parachute Payment does not exceed the point at which Excise Taxes apply by at least 10%, then no gross-up payment shall be made, and instead the Parachute Payment will be reduced to be the greatest amount that could be paid without giving rise to any Excise Tax. The agreement also contains indemnification provisions pursuant to which the Company has agreed to defend, indemnify and hold harmless Mr. Cramer, with certain exceptions, against, among other things, losses suffered in connection with the provision of his services under the current agreement or his former employment agreement.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Consideration of Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation last year at our 2015 Annual Meeting. While this vote was not binding on the Company, our Board or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation, as disclosed in the Proxy Statement. Our Board and the Compensation Committee value the opinions of our stockholders and, in the event there were to be any significant vote against the compensation of our named executive officers as disclosed in the Proxy Statement, we would consider our stockholders’ concerns and we would evaluate whether any actions should be taken to address such concerns. At our 2015 Annual Meeting, of the shares voted with respect to our executive compensation proposal, 66.91% voted in favor of the compensation of our named executive officers as disclosed in that year’s proxy statement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted in 2010, requires that the Company include in its proxy statement at least once every three years an advisory stockholder vote on the compensation of the Company’s named executive officers as described in the proxy statement. Based on the preference previously expressed by our stockholders at the 2011 Annual Meeting, we have elected to hold such a vote on an annual basis. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. Because the vote is advisory, it is not binding on the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Compensation Committee values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

The Compensation Committee has overseen the development of the Company’s compensation program that is described in the “Compensation and Other Information Concerning Officers” section of this Proxy Statement and more specifically in the tables and narrative thereunder. The Company’s compensation program seeks to attract, motivate and retain talented executives who can enable the Company to build long-term value for its stockholders, and to reward executives for their efforts under clear and sensible guidelines. The Company believes that its compensation programs fulfill that goal.

The Company requests that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the discussion of compensation, the compensation tables, and the narrative disclosure accompanying the compensation tables.

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The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR approval of the compensation of the Company’s named executive officers as described in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 18, 2016 (except as otherwise noted) by (i) each person who is known by us to beneficially own more than 5% of our outstanding common stock, (ii) each director and nominee for director, (iii) each of the named executive officers and other persons named in the Summary Compensation Table, and (iv) all directors and executive officers directors as a group. Unless otherwise indicated, the address of each listed stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005.

	Shares of Common Stock Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number of Shares	Percent
Five Percent Stockholders:
Technology Crossover Venture (3)	4,014,319	10.3
Spear Point Capital Management LLC and FiveT Capital AG (4)	3,440,384	9.8
Cannell Capital, LLC (5)	3,081,118	8.7
Raging Capital Management, LLC (6)	2,873,051	8.2
Hightower Advisors (7)	2,549,012	7.2
James J. Cramer (8)	2,456,793	7.0
Punch & Assoc. Investment Management, Inc. (9)	1,864,688	5.3

Directors and Executive Officers:
James J. Cramer (8)	2,456,793	7.0
Elisabeth DeMarse (10)	1,940,000	5.2
Bowers Espy	0	*
Sarah Fay (11)	218,092	*
Keith Hall (12)	109,963	*
Larry S. Kramer (13)	311,118	*
Stephen Zacharias (14)	95,486	*
Richard Broitman (15)	47,476	*
Erwin Eichmann (16)	296,610	*
John C. Ferrara	0	*
Vanessa J. Soman	0	*
All current directors and executive officers as a group (10 persons) (17)	3,452,412	9.7

*	Represents beneficial ownership of less than 1%.
(1)	Except as otherwise indicated, the address for each stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005. With respect to the beneficial owners of 5% or more of the Company’s common stock, we have relied upon their beneficial ownership reports as filed with the SEC and internal Company records.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. Percentage ownership is based on a total of 35,230,812 common shares outstanding as of April 18, 2016, excluding treasury stock. Shares of common stock over which the named person has rights to acquire voting or dispositive power within 60 days of April 18, 2016 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The above table assumes that the shares of Series B owned by each of TCV VI, L.P. (“TCV VI”) and TCV Member Fund, L.P. (“Member Fund”) have been converted into shares of common stock for purposes of calculating beneficial ownership.

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(3)	Consists of (i) 157,377 shares of common stock and (ii) 3,856,942 shares of common stock immediately issuable upon conversion of 5,500 shares of Series B Preferred Stock representing beneficial ownership of 100% of the outstanding shares of such class of stock. TCV VI is the record holder of 5,455.95 shares of Series B convertible preferred stock, convertible into 3,826,051 shares of common stock. Member Fund is the record holder of 44.05 shares of Series B convertible preferred stock, convertible into 30,891 shares of common stock. TCV VI Management, L.L.C. (“TCV VI Management”) is the record holder of 157,377 shares of common stock. The total percentage of common stock outstanding for TCV VI and Member Fund is calculated on an as converted basis with the number of options and Series B preferred shares added to both the numerator and the denominator. The principal business address of Technology Crossover Ventures and each person or entity listed in this note is 528 Ramona Street, Palo Alto, California 94301.
(4)	A Schedule 13D/A was filed jointly on March 11, 2016 by Spear Point Capital Management LLC, Spear Point Capital Fund LP, Spear Point Condor LP, Spear Point Capital Partners LLC, Rodney A. Bienvenu, Jr., Trevor L. Calhoun, Ernest C. Mysogland, FiveMore Special Situations Fund Ltd, FiveT Investment Management Ltd, and FiveT Capital AG. According to the Schedule 13D/A, Spear Point Capital Fund LP beneficially owns, and has voting power and disposition power over, 572,582 shares. Spear Point Condor LP (together with Spear Point Capital Fund LP, the “Spear Point Entities”) beneficially owns, and has voting power and disposition power over, 1,167,802 shares. None of Spear Point Capital Management LLC, Spear Point Capital Partners LLC, or Messrs. Bienvenu, Colhoun and Mysogland own any shares directly. By virtue of their relationships, Spear Point Capital Management and each of Messrs. Bienvenu, Colhoun and Mysogland may be deemed to have shared voting and disposition power with respect to, and therefore, indirect beneficial ownership of, the aggregate 1,740,384 shares of beneficially owned by the Spear Point Entities. As general partner of the Spear Point Entities, Spear Point Capital Partners LLC has voting and disposition power over, and therefore, beneficial ownership of, the aggregate of 1,740,384 shares of beneficially owned by the Spear Point Entities. FiveMore Special Situations Fund Ltd beneficially owns, and has voting power and disposition power over 1,200,000 shares. FiveT Investment Management Ltd beneficially owns, and has voting power and disposition power over 500,000 shares. By virtue of their relationships, FiveT Capital AG may be deemed to have shared voting and disposition power with respect to, and therefore, indirect beneficial ownership of, the aggregate of 1,700,000 shares beneficially owned by FiveMore Special Situations Fund Ltd and FiveT Investment Management Ltd.
(5)	According to a joint filing by J. Carlo Cannell and Cannell Capital LLC with the SEC on Schedule 13D/A filed May 18, 2015, Cannell Capital LLC is the investment adviser to various entities, including Tristan Partners, L.P. and Tristan Offshore Fund, Ltd., that in the aggregate own the above-reported shares. J. Carlo Cannell is the managing member of Cannell Capital and each of Mr. Cannell and Cannell Capital LLC may be deemed to beneficially own the above-reported shares. Mr. Cannell possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company. The principal business address of Cannell Capital LLC is P.O. Box 3459, 150 East Hansen Avenue, Jackson, WY 83001.
(6)	According to Raging Capital Management, LLC’s filing with the SEC on Schedule 13G filed February 16, 2016, Raging Capital Management, LLC is an investment manager with sole power to vote and the power to direct the disposition of the above-reported shares. William C. Martin is the managing member of Raging Capital Management, LLC and each of William C. Martin and Raging Capital Management, LLC may be deemed to beneficially own the above-reported shares. The principal business address of Raging Capital Management, LLC and William C. Martin is Ten Princeton Avenue, P.O. Box 228, Rocky Hill, New Jersey 08553.
(7)	According to Hightower Advisors, LLC’s filing with the SEC on Form 13F filed February 12, 2016, Hightower Advisors, LLC is an institutional investment manager with sole power to vote and the sole power to direct the disposition of the above-reported shares. The principal business address of Hightower Advisors, LLC is 200 W. Madison, Suite 2500, Chicago, IL 60606.

(8)	Includes 1,899,943 shares owned directly by Mr. Cramer and 556,850 shares owned indirectly by Mr. Cramer through Cramer Partners, LLC. Mr. Cramer has the sole power to vote and the sole power to direct the disposition of the shares of which he is the record owner. Cramer Partners, LLC has the sole power to vote and the sole power to direct the disposition of the shares of which it is the record owner.
(9)	According to a filing by Punch & Associates Investment Management, Inc. with the SEC on Schedule 13G/A filed February 9, 2016, Punch & Associates Investment Management, Inc. is an investment advisor with sole power to vote and sole power to direct the disposition of the above reported shares. The principal business address of Punch & Associates Investment Management, Inc. is 3601 West 76th Street, Suite 225, Edina, MN 55435.
(10)	Includes 1,750,000 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016.
(11)	Includes 41,320 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016.
(12)	Includes 10,000 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016. All shares are held jointly with Mr. Hall’s spouse.
(13)	Includes 2,466 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016, as well as 300,000 shares held indirectly by Mr. Kramer through Lawrence Kramer and Myla Lerner Revocable Trust.
(14)	Includes 3,110 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016.
(15)	Includes 500 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016.
(16)	Includes 275,000 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016.
(17)	Includes 242,310 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable within 60 days of April 18, 2016.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of such reports received by the Company with respect to fiscal 2015 and written representations from such reporting persons, all reports as required to be filed under Section 16(a) have been timely filed by such persons, except for (i) one Form 4 filed by Mr. Cramer with respect to the vesting of an RSU that was filed one day late due to an EDGAR submission error and (ii) one Form 4 filed by Mr. Broitman with respect to ten unreported net share settlements between February 14, 2011 and January 4, 2015 and one unreported stock option grant on March 30, 2012.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2017 all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than January 2, 2017. Such proposals should be directed to TheStreet, Inc., Attention: Secretary, 14 Wall Street, 15th Floor, New York, New York 10005.

Except in the case of proposals made in accordance with Rule 14a-8, the Company’s By-laws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2017 deliver written notice thereof to the Company no earlier than February 9, 2017 and no later than March 11, 2017, and comply with all other applicable requirements of the By-laws. However, in the event that the Annual Meeting of Stockholders in 2017 is called for a date that is more than thirty days before or after the anniversary date of the Annual Meeting of Stockholders in 2016, notice by the stockholder in order to be timely must be received not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders in 2017 was mailed to stockholders or made public. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance notice By-law provision.

The advance notice by stockholders must include the stockholder’s name and address; a description of the class and number of shares of capital stock of the Company owned beneficially or of record by the stockholder; a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; a brief description of the proposed business and the reason for conducting such business at the annual meeting; and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposed business and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board, certain information regarding the nominee must also be provided.

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OTHER MATTERS

The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s By-laws was March 13, 2016. As of the date of this Proxy Statement, the Board knows of no matters other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2015 accompanies this proxy statement. The Annual Report, which contains audited financial statements along with other information about the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote their shares over the Internet or by telephone (to the extent available) or execute and return their proxy card or voting instruction form.

By Order of the Board of Directors,

Eric Lundberg
Secretary of the Company
New York, New York
April 29, 2016

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The Street

THESTREET, INC.
14 WALL STREET, 15TH FL.
NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 8, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 8, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Larry S. Kramer 02 Keith Hall

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP as TheStreet, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2016; and	☐	☐	☐
3. To approve the compensation of TheStreet, Inc.'s named executive officers as described in the Proxy Statement (this vote is advisory and non-binding).	☐	☐	☐

NOTE: The proxy holders are authorized to vote on any other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, for action in accordance with their judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000291042_1 R1.0.1.25

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THESTREET, INC.
FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 2016

The undersigned stockholder of TheStreet, Inc. (the “Company”) hereby appoints Larry S. Kramer, Eric Lundberg and Richard Broitman with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote all shares of Common Stock, $0.01 par value, of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 9, 2016, at 8:30 a.m. Eastern Daylight Time at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, upon such business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. **Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposals 2 and 3 and in accordance with the judgment of the proxyholder upon any other business as may properly come before the Annual Meeting**. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

0000291042_2 R1.0.1.25

(Continued and to be signed on reverse side)

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